Exhibit 99.1

2941 Fairview Park Drive Suite 100 Falls Church, VA 22042-4513 www.generaldynamics.com	News

April 27, 2011

Contact: Rob Doolittle

Tel: 703 876 3199

rdoolittle@generaldynamics.com

General Dynamics Reports First-Quarter 2011 Results

•	Earnings from continuing operations increase to $618 million

•	Company-wide operating margins increase to 11.9 percent

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported first-quarter 2011 earnings from continuing operations of $618 million, or $1.64 per share on a fully diluted basis, compared with 2010 first-quarter earnings from continuing operations of $599 million, or $1.54 per share fully diluted. Revenues increased over the year-ago period to $7.8 billion. Net earnings for the first quarter of 2011 were $618 million, compared to $597 million in the first quarter of 2010.

Margins

Company-wide operating margins for the first quarter of 2011 were 11.9 percent, compared to 11.8 percent in first-quarter 2010. Operating margins for Aerospace, Combat Systems and Marine Systems grew when compared to the year-ago period.

Backlog

Funded backlog at the end of first-quarter 2011 was $43.9 billion. The Aerospace backlog increased for a second consecutive quarter, driven by continued demand for Gulfstream aircraft. Combat Systems and Information Systems and Technology also received several notable orders in the first quarter, including $325 million from a foreign military customer for combat vehicle structures and $295 million for initial production of equipment for the second increment of the U.S. Army’s WIN-T next-generation battlefield communications network.

The company’s total backlog at the end of the first quarter 2011 was $57.6 billion, and the estimated potential contract value was an additional $20.6 billion, which represents management’s estimate of value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options.

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Cash

Net cash provided by operating activities in the quarter totaled $327 million. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $266 million for the period.

“General Dynamics’ first-quarter performance reflects the stability and relevance of our defense programs and continuing demand for our global business-aviation products and services,” said Jay L. Johnson, chairman and chief executive officer. “By remaining focused on execution and leveraging the strength of our diverse portfolio, we delivered a solid first-quarter and remain on track for another strong year.”

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 90,000 people worldwide. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies. More information about the company is available on the Internet at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its first-quarter securities analyst conference call, scheduled for 9 a.m. Eastern Time on Wednesday, April 27, 2011. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 12 p.m. Eastern Time on April 27 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 888-286-8010 (international: 617-801-6888); passcode 25523674. The phone replay will be available from 12 p.m. April 27 until midnight May 4, 2011.

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EXHIBIT A

CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	First Quarter		Variance
	2010	2011	$	%
Revenues	$7,750	$7,798	$48	0.6%
Operating costs and expenses	6,832	6,869	(37)

Operating earnings	918	929	11	1.2%
Interest, net	(44)	(34)	10
Other, net	—	1	1

Earnings from continuing operations before income taxes	874	896	22	2.5%
Provision for income taxes	275	278	(3)

Earnings from continuing operations	$599	$618	$19	3.2%

Discontinued operations, net of tax	(2)	—	2

Net earnings	$597	$618	$21	3.5%

Earnings per share - basic
Continuing operations	$1.56	$1.66	$0.10	6.4%
Discontinued operations	$(0.01)	$—	$0.01

Net earnings	$1.55	$1.66	$0.11	7.1%

Basic weighted average shares outstanding (in millions)	384.8	372.7

Earnings per share - diluted
Continuing operations	$1.54	$1.64	$0.10	6.5%
Discontinued operations	$(0.01)	$—	$0.01

Net earnings	$1.53	$1.64	$0.11	7.2%

Diluted weighted average shares outstanding (in millions)	389.0	376.4

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EXHIBIT B

REVENUES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	First Quarter		Variance
	2010	2011	$	%
Revenues:
Aerospace	$1,357	$1,353	$(4)	(0.3)%
Combat Systems	2,002	1,955	(47)	(2.3)%
Marine Systems	1,639	1,676	37	2.3%
Information Systems and Technology	2,752	2,814	62	2.3%

Total	$7,750	$7,798	$48	0.6%

Operating earnings:
Aerospace	$218	$230	$12	5.5%
Combat Systems	269	277	8	3.0%
Marine Systems	161	167	6	3.7%
Information Systems and Technology	290	276	(14)	(4.8)%
Corporate	(20)	(21)	(1)	(5.0)%

Total	$918	$929	$11	1.2%

Operating margins:
Aerospace	16.1%	17.0%
Combat Systems	13.4%	14.2%
Marine Systems	9.8%	10.0%
Information Systems and Technology	10.5%	9.8%
Total	11.8%	11.9%

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EXHIBIT C

PRELIMINARY CONSOLIDATED BALANCE SHEET (UNAUDITED)

DOLLARS IN MILLIONS

	December 31, 2010	April 3, 2011
ASSETS
Current assets:
Cash and equivalents	$2,613	$2,484
Accounts receivable	3,848	4,237
Contracts in process	4,873	4,896
Inventories	2,158	2,273
Other current assets	694	905

Total current assets	14,186	14,795

Noncurrent assets:
Property, plant and equipment, net	2,971	2,993
Intangible assets, net	1,992	1,943
Goodwill	12,649	12,723
Other assets	747	650

Total noncurrent assets	18,359	18,309

Total assets	$32,545	$33,104

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$773	$792
Accounts payable	2,736	2,510
Customer advances and deposits	4,465	4,731
Other current liabilities	3,203	3,219

Total current liabilities	11,177	11,252

Noncurrent liabilities:
Long-term debt	2,430	2,411
Other liabilities	5,622	5,564

Total noncurrent liabilities	8,052	7,975

Shareholders’ equity:
Common stock	482	482
Surplus	1,729	1,781
Retained earnings	17,076	17,518
Treasury stock	(4,535)	(4,647)
Accumulated other comprehensive loss	(1,436)	(1,257)

Total shareholders’ equity	13,316	13,877

Total liabilities and shareholders’ equity	$32,545	$33,104

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EXHIBIT D

PRELIMINARY CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

DOLLARS IN MILLIONS

	Three Months Ended
	April 4, 2010	April 3, 2011
Cash flows from operating activities:
Net earnings	$597	$618
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	86	85
Amortization of intangible assets	57	58
Stock-based compensation expense	29	32
Excess tax benefit from stock-based compensation	(17)	(15)
Deferred income tax provision	10	19
Discontinued operations, net of tax	2	—
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(51)	(389)
Contracts in process	(241)	(14)
Inventories	143	(154)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(114)	(226)
Customer advances and deposits	(230)	198
Income taxes payable	234	215
Other current liabilities	(374)	(121)
Other, net	79	21

Net cash provided by operating activities	210	327

Cash flows from investing activities:
Purchases of available-for-sale securities	(31)	(174)
Maturities of held-to-maturity securities	2	116
Purchases of held-to-maturity securities	(247)	(78)
Capital expenditures	(60)	(61)
Other, net	54	59

Net cash used by investing activities	(282)	(138)

Cash flows from financing activities:
Purchases of common stock	(200)	(314)
Dividends paid	(147)	(157)
Proceeds from option exercises	168	138
Other, net	16	15

Net cash used by financing activities	(163)	(318)

Net cash used by discontinued operations	(3)	—

Net decrease in cash and equivalents	(238)	(129)
Cash and equivalents at beginning of period	2,263	2,613

Cash and equivalents at end of period	$2,025	$2,484

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EXHIBIT E

PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	First Quarter 2010	First Quarter 2011
Non-GAAP Financial Measures:
Free cash flow from operations:
Net cash provided by operating activities	$210	$327
Capital expenditures	(60)	(61)

Free cash flow from operations (A)	$150	$266

Return on invested capital:
Earnings from continuing operations	$2,413	$2,647
After-tax interest expense	121	108
After-tax amortization expense	152	156

Net operating profit after taxes	2,686	2,911
Average debt and equity	15,516	16,746

Return on invested capital (B)	17.3%	17.4%

Other Financial Information:
Return on equity (C)	20.7%	19.9%
Debt-to-equity (D)	30.2%	23.1%
Debt-to-capital (E)	23.2%	18.8%
Book value per share (F)	$33.13	$37.30
Total taxes paid	$35	$55
Company-sponsored research and development (G)	$147	$115
Employment	91,200	89,800
Sales per employee (H)	$342,000	$360,200
Shares outstanding	385,728,673	372,000,435

(A)	We believe free cash flow from operations is a measurement that is useful to investors, because it portrays our ability to generate cash from our core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.
(B)	We believe return on invested capital is a measurement that is useful to investors, because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes for the latest 12-month period divided by the sum of the average debt and shareholders’ equity for the same period. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations.
(C)	Return on equity is calculated by dividing earnings from continuing operations for the latest 12-month period by our average equity during that period.
(D)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.
(E)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.
(F)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.
(G)	Includes independent research and development and bid and proposal costs and Gulfstream product-development costs.
(H)	Sales per employee is calculated by dividing revenues for the latest 12-month period by our average number of employees during that period.

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EXHIBIT F

BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

First Quarter 2011	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
Aerospace	$17,499	$361	$17,860	$—	$17,860
Combat Systems	10,289	1,092	11,381	4,925	16,306
Marine Systems	8,113	10,540	18,653	549	19,202
Information Systems and Technology	7,958	1,724	9,682	15,119	24,801

Total	$43,859	$13,717	$57,576	$20,593	$78,169

Fourth Quarter 2010
Aerospace	$17,443	$378	$17,821	$1,361	$19,182
Combat Systems	10,908	892	11,800	4,645	16,445
Marine Systems	7,050	13,069	20,119	584	20,703
Information Systems and Technology	7,978	1,843	9,821	15,196	25,017

Total	$43,379	$16,182	$59,561	$21,786	$81,347

First Quarter 2010
Aerospace	$18,123	$425	$18,548	$1,361	$19,909
Combat Systems	11,201	1,694	12,895	2,079	14,974
Marine Systems	9,634	12,457	22,091	340	22,431
Information Systems and Technology	8,452	1,880	10,332	13,207	23,539

Total	$47,410	$16,456	$63,866	$16,987	$80,853

*	The estimated potential contract value represents management's estimate of our future contract value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options to purchase new aircraft and long-term agreements with fleet customers. Because the value in the unfunded IDIQ arrangements is subject to the customer's future exercise of an indeterminate quantity of delivery orders, we recognize these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

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EXHIBIT G

FIRST QUARTER 2011 SIGNIFICANT ORDERS (UNAUDITED)

DOLLARS IN MILLIONS

We received the following significant contract orders during the first quarter of 2011:

Combat Systems

•	$325 from a foreign military customer for combat vehicle structures.

•	$155 from the U.S. Marine Corps for ammunition for the Expeditionary Fire Support System. The contract has a maximum potential value of $195 if all options are exercised.

•	$45 from the U.S. Army for training ammunition.

•	$35 from the Army for munitions demilitarization. The contract has a maximum potential value of $165 over five years if all options are exercised.

Marine Systems

•	$55 from the U.S. Navy for engineering, design and technical services for the DDG-1000 destroyer program, bringing the total value in backlog to approximately $815.

Information Systems and Technology

•

$295 from the Army under the WIN-T program for low-rate initial production of equipment under the second increment of the program. The second increment adds on-the-move command-and-control capabilities to the tactical communications network.

•	$100 from the Army for ruggedized computing equipment under the Common Hardware/Software III (CHS-3) program, bringing the total value in backlog to $230.

•

$90 from Austal USA for combat and seaframe control systems for the next Littoral Combat Ship (LCS). Options to provide these systems for eight additional ships will be recognized as orders as they are exercised over the next five years.

•	$65 under the Mobile User Objective System (MUOS) program for development of the Navy’s next-generation tactical satellite communication system.

•	$55 for networking and computing products and support under the Network-Centric Solutions (NETCENTS) program, bringing the total value in backlog to $215.

•	$30 from the Army to operate its Supply Support Activity (SSA) in Kuwait. The contract has a maximum potential value of $175 over five years if all options are exercised.

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EXHIBIT H

AEROSPACE SUPPLEMENTAL DATA (UNAUDITED)

	First Quarter
	2010	2011
Gulfstream Green Deliveries (units):
Large aircraft	20	20
Mid-size aircraft	8	4

Total	28	24

Gulfstream Outfitted Deliveries (units):
Large aircraft	16	19
Mid-size aircraft	1	5

Total	17	24

Pre-owned Deliveries (units):	3	—

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